Exhibit 99.2

White Claw Colorado City, LLC

Financial Statements

as of December 31, 2021 and for the

period April 24, 2021 (Inception) to

December 31, 2021

White Claw Colorado City, LLC

Table of Contents

Independent Auditors’ Report	1-2

Balance Sheet as of December 31, 2021	3

Statements of Income for the period April 24, 2021 (Inception) to December 31, 2021	4

Statements of Members’ Equity for the period April 24, 2021 (Inception) to December 31, 2021	5

Statements of Cash Flows for the period April 24, 2021 (Inception) to December 31, 2021	6

Notes to the Financial Statements	7-10

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INDEPENDENT AUDITORS’ REPORT Management White Claw Colorado City, LLC Dallas, Texas

Opinion

We have audited the accompanying financial statements of White Claw Colorado City, LLC, which comprise the balance sheet as of December 31, 2021 and the related statements of income, members’ equity, and cash flows for the period April 24, 2021 (Inception) to December 31, 2021, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of White Claw Colorado City, LLC, as of December 31, 2021 and the results of its operations and its cash flows for the period April 24, (Inception) to December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of White Claw Colorado City, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Related Party Transactions

As discussed in Notes 3 and 4 to the accompanying financial statements, all revenues are derived from entity in which the Company’s manager also controls. Our opinion is not modified with respect to that matter.

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Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about White Claw Colorado City,

LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of White Claw Colorado City, LLC’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about White Claw Colorado City, LLC’s ability to continue as a going concern for a reasonable period of time

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Shreveport, Louisiana

April 11, 2022

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White Claw Colorado City, LLC

Balance Sheet

as of December 31, 2022

Assets
Current assets
Cash	$1,350,890
Accounts receivable, Note 2	272,435
Total current assets	1,623,325

Property and equipment, net, Note 2
China Grove Station	2,541,518
Less: accumulated depreciation	(166,667)
Total property and equipment, net	2,374,851

Other assets
Deposits	72,313
Total other assets	72,313

Total assets	4,070,489

Liabilities and members' equity
Current liabilities
Trade payables	92,012
Current portion of lease obligation, Note 5	175,760
Total current liabilities	267,772
Maxus lease obligation - less current portion, Note 5	2,202,527
Members' equity	1,600,190
Total liabilities and member's equity	$4,070,489

See independent auditors' report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Statement of Income

for the period April 24, 2021 (Inception) to December 31, 2021

Revenues
Storage lease income	$180,000
Reimbursed expenses - related party	92,435
Total revenues	272,435

Operating expenses
Reimbursed expenses - related party	92,435
Bank service charges	60
Depreciation	166,667
Professional fees	300
Total operating expenses	259,462
Net Income	$12,973

See independent auditors' report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Statement of Members’ Equity

for the period April 24, 2021 (Inception) to December 31, 2021

Balance, April 24, 2021	$0
Net income	12,973
Members' contributions	2,737,217
Members' distributions	(1,150,000)
Balance, December 31, 2021	$1,600,190

See independent auditors' report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Statement of Cash Flows

for the period April 24, 2021 (Inception) to December 31, 2021

Cash flow from operating activities
Net income	$12,973
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	166,667
(Increase) decrease in:
Accounts receivable	(272,435)
Deposits	(72,313)
Increase (decrease) in: Accounts payable	92,012
Net cash used in operating activities	(73,096)

Cash flows from financing activities
Proceeds from financing arrangements	2,500,000
Repayments on financing arrangements	(39,313)
Financing fees incurred	(82,400)
Members' contributions	195,699
Members' distributions	(1,150,000)
Net cash provided by investing activities	1,423,986
Net increase in cash and cash equivalents	1,350,890
Beginning cash and cash equivalents	0
Ending cash and cash equivalents	1,350,890
Supplementary non-cash investing and financing activities
Member contribution of property and equipment	$2,541,518

See independent auditors' report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Notes to the Financial Statements

(1)	Nature of Business

White Claw Colorado City, LLC (the “Company”) is a privately held limited liability company and is primarily engaged in the business of crude oil storage. The Company operates a crude oil, natural gas liquids, condensate, and liquid hydrocarbon receipt, throughput, processing, blending, and delivery terminal, commonly known as the China Grove Station (the “China Grove Station”), located in Colorado City, Texas.

(2)	Summary of Significant Accounting Policies

Basis of accounting – The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Basis of presentation and use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - Cash and cash equivalents includes all cash on hand and cash on deposit with maturities of less than three months.

Accounts receivable – All of the Company’s accounts receivable are from one customer, White Claw Crude, LLC (“WCC”), a related party (Note 4). All accounts receivable are generated from monthly lease payments due for the storage of crude oil and monthly reimbursable operating expenses, in accordance with the Oil Storage Agreement (“OSA”). Accounts receivable are recorded at net realizable value and therefore, no reserve has been recorded as management considers such receivables to be fully collectible. Upon management’s determination of uncollectability, such amounts would be written off directly through bad debt expense.

Property and equipment – Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the useful lives of the assets. Depreciation expense related to property and equipment was $166,667 for the period from April 24, 2021 (Inception) to December 31, 2021.

Routine maintenance and repairs are charged to operating expense, while costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the statement of income.

(2)	Summary of Significant Accounting Policies – (continued)

Asset retirement obligations – Under ASC 410-20, Asset Retirement and Environmental Obligations – Asset Retirement Obligations, which relates to accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets, the Company records an Asset Retirement Obligation (“ARO”) at fair value in the period in which it is incurred by increasing the carrying amount of the related long-lived asset. In each subsequent period, liability is accreted over time towards the ultimate obligation amount and the capitalized costs are depreciated over the useful life of the related asset. The Company did not identify any significant or material cost after review; thus, no ARO obligation is recorded for the period April 24, 2021 to December 31, 2021.

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White Claw Colorado City, LLC

Notes to the Financial Statements

Impairment of long-lived assets - Long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews all material assets annually for possible impairment. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No impairment was considered necessary during the period April 24, 2021 (Inception) to December 31, 2021.

Revenue recognition – All of the Company’s revenues are generated from the rental of oil storage space at the China Grove Station and the reimbursement of operating expenses in accordance with the OSA.

The Company recognizes oil storage lease income monthly on a straight-line basis over the life of the lease. Reimbursed expense income is recognized as the related expenses are incurred.

Financing fees – Financing fees represent costs incurred in relation to the Maxus lease obligation (see Note 5). Such costs have been deferred and are being amortized on a straight-line basis over the five-year term of the related obligation. The Maxus lease obligation, net of current portion is recorded on the accompanying balance sheet net of unamortized debt issuance costs. No debt issuance costs have been amortized to interest expense during the period April 24, 2021 to December 31, 2021 as they were incurred at period-end.

Income taxes – The Company is treated as a partnership for federal and state income tax purposes. As such, the Company does not pay income taxes, as any income or loss and credits are included in the tax returns of the members. Accordingly, no provision has been made for income taxes in the consolidated financial statements.

Under the provisions of FASB ASC 740-10, the Company records a liability for uncertain tax positions when probable that a loss has been incurred and the amount can be reasonably estimated. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

(2)	Summary of Significant Accounting Policies – (continued)

Subsequent events – Management of the Company has evaluated subsequent events, for recognition and disclosure, through April 11, 2022, the date the financial statements were available to be issued. See Note 4.

(3)	Major Customers and Concentration of Credit Risk

The Company’s only customer is WCC. WCC accounts for the entire balance of accounts receivable as of December 31, 2021 and for all the Company’s revenues for the period April 24, 2021 (Inception) to December 31, 2021. Additionally, the Company and WCC operate in the crude oil industry. The industry concentration has the potential to impact the Company’s overall exposure to credit risk in that its customer may be similarly affected by changes in economic, industry or other conditions. There is risk that the Company would not be able to identify and access replacement markets at comparable margins.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. The Company has not experienced any losses in such accounts.

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White Claw Colorado City, LLC

Notes to the Financial Statements

(4)	Related-Party Transactions

As disclosed in Notes 2 and 3, the Company’s only customer is WCC. The Company shares common ownership with WCC and is controlled by and shares the same Manager, James H. Ballengee (“Ballengee”).

Originally effective January 1, 2021, a later amended with an effective date of October 1, 2021, the Company and WCC entered into an OSA. The OSA provides that WCC store crude oil, condensate, natural gas liquids, and constituent liquid hydrocarbons (“Product”) at the China Grove Station until expiration of the lease on December 31, 2031.

The OSA provides that WCC make monthly lease payments to the Company an amount equal to the greater of (a) the Minimum Volume Commitment (“MVC”), which is 120,000 barrels of Product multiplied time fifty cents ($0.50) per barrel (the “Rate”), or $60,000 or (b) the average daily volume of Product stored at the China Grove Station multiplied by the applicable Rate. Additionally, the OSA requires that WCC reimburse the Company for certain operating expenses.

The OSA also calls for a $0.25 per barrel increase in the Rate upon occurrence of the China Grove Station either being directly or indirectly physical connected by bi-directional pipeline to the facilities of Medallion Midstream, LLC, or its successors, at or near Colorado City, Texas (the “Connection Event”). As of the date the financial statements were available to be issued, the Connection Event has not occurred, and it is not currently known when or if it will occur.

(4)	Related-Party Transactions – (continued)

Subsequent to December 31, 2021, the Company installed an additional treatment facility thereby raising storage capacity. As a result, the OSA was amended effective April 1, 2022, to increase the Rate to $1.25 per barrel.

Following are future minimum lease payments required by year under the OSA (including the subsequent Rate increase effective April 1, 2022) for each of the next five years and thereafter:

2022	1,530,000
2023	1,800,000
2024	1,800,000
2025	1,800,000
2026 and thereafter	10,800,000
Totals	$17,730,000

Revenues from WCC totaled $272,435, which includes $180,000 and $92,435 of lease income and reimbursed expenses, respectively.

The Company is also party to various guarantees and cross-default agreements with multiple related parties of which also share common ownership and are controlled and managed by Ballengee. More specifically, the Company’s Maxus lease obligation (see Note 5) is guaranteed by Ballengee personally, its majority member – Jorgan Development LLC, and related entities that share common ownership and are managed by Ballengee – Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, Silver Fuels Delhi, LLC, Silver Fuels Processing, LLC, Silver Fuels, LLC, and WCC.

(5)	Financing Arrangement

On December 28, 2021, the Company entered into a sale and leaseback transaction with Maxus Capital Group, LLC (“Maxus”). The Company assigned the China Grove Station to Maxus for consideration of $2,500,000 and entered into a lease agreement to lease the China Grove Station back from Maxus for 60 monthly payments of $39,313. At the end of the lease term, the Company has an option to purchase the China Grove Station back from Maxus at 35% of the original cost, or $875,000.

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White Claw Colorado City, LLC

Notes to the Financial Statements

The Company has pledged 100% of its interests in accounts receivable as collateral for the lease obligation.

The Company is required to make minimum cash reserve payments of at least $16,100 each month in addition to the base lease payments until Maxus has received $471,756. The cash reserve payments are to be used in the event of default by the Company. As of December 31, 2021, there was not reserve cash balance as payments began in January 2022.

(5)	Financing Arrangement – (continued)

The terms of the lease agreement, including the Company’s option to purchase the China Grove Station from Maxus at the end of the lease term, preclude the Company from using sale and leaseback accounting treatment in accordance with FASB ASC 842-40. As such, the transaction is being accounted for as a financing arrangement, whereby the Company does not record a sale or derecognize the China Grove Station. The Company continues to record depreciation expense on the China Grove Station and has recorded a financial liability due to Maxus (shown as Maxus lease obligation in accompanying balance sheet).

The Company is using an imputed interest rate of 11.716% for the lease obligation, which results in the carrying value of the financial liability equating the estimated book value of the China Grove Station at the end of the lease term and the date at which the Company may exercise its buy-back option.

Future minimum lease payments for each of the next five years under the Maxus lease obligation and a reconciliation of undiscounted cash flows to the balance of the December 31, 2021 on the accompanying balance sheet are as follows:

2022	432,443
2023	471,756
2024	471,756
2025	471,756
2026	471,756
Total minimum lease payments	2,319,467
Less: amount representing interest	(1,108,780)
Present value of net minimum payments	1,210,687
Add: carrying value of lease obligation at end of lease term	1,250,000
Total lease obligation	2,460,687
Less: unamortized financing fees	(82,400)
Total lease obligation, less unamortized financing fees	2,378,287
Less: current portion	(175,760)
Total lease obligation, less current portion	$2,202,527

(6)	Risks and Uncertainties

In response to the COVID-19 pandemic, many state and local governments instituted restrictions that substantially limited the operations of non-essential businesses and the activities of individuals. While some of these restrictions have been eased, there is still significant uncertainty around the extent and duration of those still in place and the possibility for restrictions to be increased again in the future. The extent to which the pandemic will impact the Company’s financial results in the coming periods depends on future developments, including where there are additional outbreaks of COVID-19 and the actions taken to contain or address the virus. The Company cannot reasonably estimate the overall length or severity of this pandemic, which if prolonged for a longer duration, could potentially have a material impact to the financial statements.

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